Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ING Financial Services LLC 401(k) Savings Plan of our report dated March 10, 2008, with respect to the consolidated financial statements of ING Belgium SA/NV, which report appears in the Annual Report (Form 20-F) of ING Groep N.V. for the year ended December 31, 2009, filed with the Securities and Exchange Commission.
Brussels, Belgium
July 6, 2010
Ernst & Young Reviseurs d’Entreprises SCCRL
Represented by

/s/ March Van Steenvoort
Marc Van Steenvoort
Partner